                            EXHIBIT 4.2

                 GUARANTY AND SURETYSHIP AGREEMENT


     FOR VALUE RECEIVED and intending to be legally bound, in consideration of credit given, or to be given, advances made or to be made, or other financial accommodations from time to time afforded or to be afforded to Borrowers (as hereinafter defined), the undersigned ("Guarantor') does hereby unconditionally and irrevocably guarantee and become surety to NationsBank of Tennessee, N.A. its successors and assigns ("Bank"), having an office at 414 Union Street, NationsBank Plaza, Nashville, TN 37239, for the due and punctual payment and performance of the Obligations (as hereinafter defined), as and when such payment or performance shall respectively become due, payable, and/or performed in accordance with the terms of the Obligations, whether at maturity or by declaration, acceleration, or otherwise.

                          I. DEFINITIONS

     As used herein, the following terms shall have the indicated meanings:

     "Agreement" means this Guaranty and Suretyship Agreement and all modifications, renewals, extensions, and amendments hereto.

     "Borrowers" means collectively, Titan Services, Inc., a Tennessee corporation ("Titan") and Southeastern Technology, Inc., a Tennessee corporation ("SET").

     "Collateral" means the collateral securing, or which may in the future secure the Obligations.

     "Loan Agreement" means that certain Amended and Restated Credit and Security Agreement of even date herewith between the Borrowers, Bank, and the Guarantor, as amended from time to time.

     "Loan Document" or "Loan Documents" means any or all, respectively, of the Loan Agreement, the Notes, and all other documents or instruments evidencing or securing the indebtedness evidenced by the Notes.

     "Notes" means collectively, (i) the Renewal and Modification Revolving Line of Credit Note in the original principal amount of $5,000,000, dated as of May 1, 1996, executed by Titan and payable to Bank, as the same has been or may be renewed, amended or modified from time to time, (ii) the Renewal and Modification Revolving Line of Credit Note in the original principal amount of $3,000,000, dated as of May 1, 1996, executed by Titan and payable to Bank, and (iii) the Renewal and Modification Revolving Line of Credit Note in the original principal amount of $600,000, dated as of May 1, 1996, executed by the Borrowers and payable to Bank, as the same has been or may be renewed, amended or modified from time to time.

     "Obligations" means and includes (i) all indebtedness of Borrowers to Bank heretofore or hereafter created under the Loan Agreement and under the Notes, direct or indirect, absolute or contingent, joint or several, together with any and all indebtedness created or incurred under any extension, renewal, refinancing, or refunding of such indebtedness in whole or in part, whether on account of principal, interest, or otherwise (including, without limitation, any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of Borrowers), (ii) payment, performance, and discharge of all Obligations of Borrowers under the Loan Agreement and under the other Loan Documents, (iii) all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Bank in the collection or attempted collection of any indebtedness included in the Obligations, and in the administration of the Obligations, and (iv) all future advances made by Bank for the maintenance, preservation, protection, or enforcement of, or realization upon, the property subjected and intended to be subjected to the lien and security interest in the Collateral (as defined in the Loan Agreement), or any portion thereof, including without limitation advances for storage, transportation charges, taxes, insurance, repairs, and the like; provided however, that Guarantor shall be liable under this Agreement for the maximum amount of such liability that can be incurred hereby without rendering this Agreement, as it relates to Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

     Any capitalized term not otherwise defined herein shall have the same meaning given that term in the Loan Agreement.

                           II. COVENANTS

     2.1 The obligations of Guarantor under this Agreement shall be continuing, absolute, and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged, or in any way affected by: (i) any amendment, extension, modification of, or supplement to the Notes or an, of the other Loan Documents, including without limitation an increase in the principal indebtedness evidenced by the Notes; (2) any exercise or nonexercise of or delay in exercising any right, remedy, power, or privilege under or in respect of this Agreement, the Loan Agreement, the Notes, or any of the other Loan Documents (even if any such right, remedy, power, or privilege shall be lost thereby), or any waiver, consent, indulgence, or other action or inaction in respect thereof; (3) any lack of diligence, failure, neglect, or omission on the part of Bank to make any demand or protest or to give any notice of dishonor or default; (4) any failure or omission of Bank to realize upon or protect any of the Collateral, to exercise or enforce any lien upon the Collateral, or to exercise any right of set-off; (5) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors, or similar proceeding commenced by or against Borrowers or Guarantor; (6) any failure to perfect or continue perfection of, or any release or waiver of, any rights given to Bank with respect to any property as security for the performance of any of Borrowers's obligations under the Loan Agreement, the Notes, or any other Loan Document; (7) any extension of time for payment of the Notes or performance of any of the Obligations; (8) dissolution (voluntarily or involuntarily) of Guarantor; (9) the genuineness, validity, or enforceability of the Loan Documents; (10) any limitation of liability of Borrowers or Guarantor contained in the Loan Documents; (11) any defense that may arise by reason of the failure of Bank to file or enforce a claim against the Borrowers in any bankruptcy or other proceeding; (12) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property of Borrowers or Guarantor, the marshalling of assets and liabilities, or other similar proceeding affecting Borrowers or any of its assets; (13) the release of Borrowers or Guarantor from the performance or observance of any of the agreements, covenants, terms, or conditions contained in the Loan Documents by operation of law; (14) the release or discharge of any other surety or guarantor of the Obligations; or (15) any other circumstances which might otherwise constitute a legal or equitable discharge of, or defense available to, a guarantor or surety.

     2.2 Guarantor agrees that so long as this Agreement is in effect Guarantor will maintain all of Guarantor's assets. If Guarantor is a corporation it will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into Guarantor unless Guarantor is the surviving corporation. If consolidation, merger, sale, or other transfer is made as provided in this paragraph, the provisions of this paragraph shall continue in full force and effect and no further consolidation, merger, sale, or other transfer shall be made except in compliance with the provisions of this paragraph.

     2.3 Guarantor covenants that until payment and performance in full of the Obligations, Guarantor will furnish to Bank any financial statements of Guarantor as required by the Loan Agreement.

     2.4 Guarantor shall furnish to Bank promptly upon request by Bank such additional financial and business information concerning Guarantor as Bank may reasonably request.

                           III. WAIVERS

     3.1 Guarantor hereby waives and agrees not to exercise any rights which it may acquire by way of subrogation or reimbursement under this Guaranty as a result of any payment made hereunder or otherwise.

     3.2 Guarantor hereby waives (a) any presentment for payment, notice of nonpayment, demand, protest, or notice of acceptance of this Agreement,
(b) any right to notice of advances made to Borrowers from tune to time under the provisions of the Loan Documents, and (c) any notice of any matters described or referred to in Article II above.

     3.3 Guarantor hereby further waives any and all notice of every kind to which Guarantor might otherwise be entitled with respect to the incurring of any further or increased obligation or liability by Borrower's to Bank, the demand for payment or the payment of all or any obligations or liabilities of Borrowers to Bank (whether now existing or hereafter arising) or the presentment of any instrument for payment at any time in connection with any obligation or liability of Borrowers or the protest or nonpayment thereof. Guarantor hereby further waives, surrenders, and agrees not to claim or enforce any right to require the marshalling of any assets of Borrowers, which right of subrogation or marshalling might otherwise arise from any partial payment of the Obligations by Guarantor. Guarantor hereby further waives all applicable statutes of limitation which may exist at any time in favor of Guarantor.

                IV. REPRESENTATIONS AND WARRANTIES

     Guarantor represents, warrants, and covenants to and with Bank that:

     4.1 There is no action or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before any court or administrative agency which might result in any material adverse change in the business or condition of Guarantor or in the property of Guarantor, or which might affect the legality, validity, or enforceability of this Agreement.

     4.2 Guarantor has filed all Federal and State income tax returns which Guarantor has been required to file and has paid all taxes as shown on said returns and on all assessments received by Guarantor to the extent that such taxes have become due.

     4.3 Neither the execution nor delivery of this Agreement, nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach of, the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any property or assets of Guarantor under, any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound.

     4.4 The execution and delivery of this Agreement and Guarantor's compliance with the terms and provisions hereof has been duly authorized by the Board of Directors of Guarantor and (if required) by the stockholders of Guarantor, or the partners of Guarantor, as applicable, and no further consents, approvals, or authorizations thereof are required on the part of Guarantor.

     4.5 This Agreement is a valid and legally binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms.

     4.6  Guarantor has examined the Loan Documents.

     4.7 Guarantor has the full power, authority, and legal right to execute and deliver this Agreement.

     4.8 Guarantor acknowledges that this Agreement is necessary to induce Bank to advance the credit for the Obligations and Guarantor is willing and able to deliver this Agreement because Guarantor will receive direct and material benefit from Bank's extension of credit to Borrowers.

     4.9 Guarantor is now and will be completely familiar with the business, operations, and condition of Borrowers and Guarantor hereby waives and relinquishes any duty on the part of Bank to disclose any matter, fact, or thing relating to the business, operation, or condition of Borrowers now known or hereafter known by Bank.

                    V. DEFAULT AND ENFORCEMENT

     5.1 In addition to all liens upon and rights of set-off against moneys, securities, or other property of Guarantor given to Bank by law or equity, Bank shall have a lien upon, security interest in, and right of immediate set-off against all moneys, instruments, notes, bonds, commercial paper, securities, and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account for deposit, safe-keeping, or otherwise. Every such lien and right of set-off may be exercised after the occurrence of an Event of Default under the Loan Agreement (and expiration of all notice and cure periods), or a default by Guarantor under this Agreement, and expiration of applicable cure periods, without further notice or demand to Guarantor, and Bank may sell or cause to be sold, at public or private sale, in any manner and place which may be lawful, for cash or credit and upon such terms as Bank may see fit, and without demand or notice to Guarantor, all or any of such property, and Bank or any other person may purchase such property, rights, or interests so sold and thereafter hold the same free of any claim or right of whatsoever kind, including any right of equity or redemption of Guarantor, such demand, notice, or right of equity or redemption being hereby expressly waived and released.

     5.2 Each and every right, remedy, and power hereby granted to Bank or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Bank at any time and from time to time. In the event that the Obligations of Borrowers to Bank exceed in any respect any amount by which this Agreement may be limited, any payments by Borrowers, or any collections or recovery by Bank from any sources other than this Agreement, may be applied first by Bank to any portion of the Obligations which exceeds the limits of this Agreement.

     5.3 Notwithstanding anything contained in this Agreement or in the Loan Documents to the contrary, Guarantor shall be in default under this Agreement upon the occurrence of an Event of Default under the Loan Agreement (and expiration of applicable cure periods), or upon the making by Guarantor of an assignment for the benefit of creditors, or,the appointment of a trustee or receiver from Guarantor, or for any property of Guarantor, or the commencement of any proceeding by or against Guarantor, under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership, or similar law, provided that any involuntary proceeding shall not be dismissed within ninety (90) days after the date of commencement. Upon the occurrence of any such default, Bank may, at its option, as to Guarantor, accelerate the indebtedness evidenced and secured by the Loan Documents.

     5.4 This shall be an agreement of suretyship as well as of guaranty, and Bank may proceed directly against Guarantor whenever any payment or performance required pursuant to the Obligations is not made or rendered to Bank without being required to make demand upon or proceed first against Borrowers or any other person or entity, or against any security for
Borrowers's or Guarantor's Obligations under the Loan Documents or hereunder, or exhaust its remedies against Borrowers or any other surety or guarantor. It is expressly agreed that Bank may at any time following an Event of Default under the Loan Agreement or a default by Guarantor hereunder, make demand for payment on, or bring a claim against, Guarantor.

     5.5 If Bank employs counsel to enforce this Agreement by suit or otherwise, Guarantor will reimburse Bank, upon demand, for all expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees), whether or not suit is actually instituted.

     5.6 Any controversy or claim between or among the parties hereto, including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes or Judicial Arbitration and Mediation Services, Inc. ("J.A.M.S. ") and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to the Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

          (A) Special Rules. The arbitration shall be conducted in Nashville, Tennessee, and administered by J.A.M.S. who will appoint an arbitrator. If J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for an additional sixty (60) days.

          (B) Reservation of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by the Bank of the protection afforded to it by 12 U.S.C. <section> 91 or any substantially equivalent state law; or (iii) limit the right of the Bank hereof (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclosure against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. The Bank may exercise such self help rights, foreclosure upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise or self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

                         VI. MISCELLANEOUS

     6.1 In the event Bank is required at any time to refund or repay to any person for any reason any sums collected by it on account of the obligations subject to this Agreement, including but not limited to sums repaid to a Trustee in Bankruptcy as a result of an avoided preferential transfer or fraudulent conveyance, Guarantor agrees that all such sums shall be subject to the terms of this Agreement and that Bank shall be entitled to recover such sums from Guarantor notwithstanding the fact that this Agreement previously may have been returned to Guarantor or that Guarantor previously may have been discharged from further liability under this Agreement.

     6.2 Any notice, demand, or request by Bank to Guarantor or by Guarantor to Bank shall be made in accordance with the provisions of the Loan Agreement.

     6.3 This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written aid oral, between Guarantor and Bank with respect to the subject matter hereof. If any clause, provision, or section of this Agreement is determined to be illegal or invalid by any court, the invalidity of such clause, provision, or section shall not affect any of the remaining clauses, provisions, or sections hereof and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision, or section had not been contained herein. In case any agreement or obligation contained in this Agreement be held to be in violation of law, then such agreement or obligation hall be deemed to be the agreement or obligation of Guarantor, as the case may be, to the full extent permitted by law.

     6.4 No set-off, claim, reduction, or diminution of any obligation or defense of any kind or nature, which Guarantor or Borrowers have or may have against Bank, shall be available hereunder to Guarantor against Bank.

     6.5 No act of commission or omission of any kind or at any time on the part of Bank in respect of any matter whatsoever shall in any way effect or impair this Agreement. This Agreement is in addition to and not in substitution for or discharge of any other suretyship held by Bank.

     6.6 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Tennessee. The invalidity or unenforceability of any one or more phrases, sentences, clauses, or provisions in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.

     6.7 If there is more then one entity executing this Agreement as Guarantor, each such person or entity by their respective signatures agrees that the liabilities hereunder shall be joint and several. These presents shall bind Guarantor and Guarantor's successors and assigns and the benefits hereof shall inure to its successors and assigns. Bank may, without any notice whatsoever to Guarantor, sell, assign, or transfer all or any part of the Obligations, and in that event each and every immediate and successive assignee, transferee, or holder of all or any part of the Obligations shall have the right to enforce this Agreement, by suit or otherwise, for the benefit of such assignee, transferee, or holder, as fully as though such assignee, transferee, or holder were herein by name given such rights, powers, and benefits; provided, however, that Bank shall have an unimpaired right, prior and superior to that of any assignee, transferee, or holder, to enforce this Agreement for the benefit of Bank as to so much of the Obligation that Bank has not sold, assigned, or transferred.

     WITNESS the due execution hereof as of the 1st day of May, 1996.


                              AVIATION EDUCATION SYSTEMS, Inc., a
                              Delaware corporation



                              BY:

                              TITLE:

                              Address:  633 E. Vine Street
                                        Murfreesboro, TN 37130-4381
                                        Attn: Tom Eisenman


WITNESSED BY NATIONSBANK
OF TENNESSEE, N.A.


BY:

TITLE: